EXHIBIT H


                            CERTIFICATE OF INCUMBENCY
                                       OF
                     HATTERAS MULTI-STRATEGY TEI FUND, L.P.




         I, James Michael Fields, Director, of Hatteras Multi-Strategy TEI Fund, L.P. Fund, a Delaware limited partnership (the "Fund"), do hereby certify that the below-named persons are authorized to sign on behalf of the Fund for the purpose of implementing that certain Escrow Agreement dated July 19, 2006, and executed by and among the Fund, UMB Fund Services, Inc., a Wisconsin corporation and UMB Bank, N.A, and that the signatures below set opposite their names are their genuine signatures:


NAME                                TITLE                              SIGNATURE
----                                -----                              ---------


David B. Perkins               President/CEO         /s/David B. Perkins
                                                     ---------------------------


J. Michael Fields              Director              /s/J. Michael Fields
                                                     ---------------------------




         IN WITNESS WHEREOF, this Certificate has been ascribed this 19th day of July, 2006, by the undersigned who affirms that the statements made herein are true and correct.



                                                     /s/J. Michael Fields